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                                                                Exhibit 99.1


NEWS RELEASE

THE LACLEDE GROUP
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                                         720 OLIVE STREET, ST. LOUIS, MO 63101

                                                 CONTACT: Richard N. Hargraves
                                                           (314) 342-0652

FOR IMMEDIATE RELEASE

THE LACLEDE GROUP ANNOUNCES FISCAL 2004 EARNINGS

         ST. LOUIS, MO, Oct. 28, 2004 -- The Laclede Group (NYSE: LG) today released the earnings results for its fiscal year 2004, the 12-month period ended September 30.

         Fiscal 2004 earnings were $36.1 million, an increase of $1.5 million, or approximately 4%, over earnings reported for fiscal 2003. Earnings per share were $1.82 per share for both periods as a result of higher average shares outstanding this year, largely due to the sale of
1.725 million shares of common stock in May 2004.

         The majority of Group's earnings came from its core regulated subsidiary, Laclede Gas Company. The utility had lower earnings this year compared to last year reflecting lower sales of natural gas due to warmer weather, increased operating expenses including a higher level of uncollectible accounts, and the income recorded in fiscal 2003 related to the utility's management of its annual gas supply costs. Offsetting these factors, however, were an increase in earnings from off-system sales and capacity release and the receipt of a non-operating benefit related to the Company's interest as a policyholder in the sale of a mutual insurance company. Importantly, heating season temperatures in Laclede Gas Company's service area during fiscal 2004 were 15% warmer than in fiscal 2003 and 14% warmer than normal. The warmer weather, however, did not impact the utility's earnings as significantly as it has historically due to the full-year effect of the utility's rate design implemented in November 2002 that lessens the impact of weather volatility on Laclede Gas and its customers.

         The results of SM&P Utility Resources, Inc., The Laclede Group's non-regulated subsidiary specializing in underground facilities locating and marking, improved significantly in fiscal 2004 compared with the prior year. SM&P's improvement reflects the return of a significant portion of business with two large customers as well as the attainment of new business in both existing and new markets.

         Laclede Energy Resources, Inc., The Laclede Group's non-utility gas marketing subsidiary, also produced good results in fiscal 2004 with a slight improvement in earnings over the previous year.

         For further details concerning The Laclede Group's fiscal 2004 results, see the accompanying unaudited Statements of Consolidated Income. The Group's Annual Report to Shareholders for fiscal 2004 will be distributed in December.

         NOTE: This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's future operating results may be affected by various uncertainties and risk factors, many of which are beyond the Company's control, including weather conditions, governmental and regulatory policy and action, the competitive environment and economic factors. For a more complete description of these uncertainties and risk factors, see the Company's Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission.


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                                        UNAUDITED

STATEMENTS OF CONSOLIDATED INCOME

THE LACLEDE GROUP, INC.
(Thousands, Except Per Share Amounts)

                                                                          THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                                             SEPTEMBER 30,                 SEPTEMBER 30,
                                                                       ------------------------      --------------------------
                                                                         2004            2003           2004            2003

OPERATING REVENUES:
  Regulated
    Gas distribution . . . . . . . . . . . . . . . . . . . . . . .     $ 84,787        $ 85,944       $  868,905     $  774,772
  Non-Regulated
    Services . . . . . . . . . . . . . . . . . . . . . . . . . . .       34,468          24,754          104,239        100,168
    Gas marketing. . . . . . . . . . . . . . . . . . . . . . . . .       77,390          44,958          270,328        163,861
    Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,023           5,729            6,848         11,529
                                                                       --------        --------       ----------     ----------
                                Total operating revenues                197,668         161,385        1,250,320      1,050,330
                                                                       --------        --------       ----------     ----------

OPERATING EXPENSES:
  Regulated
    Natural and propane gas. . . . . . . . . . . . . . . . . . . .       43,277          41,688          575,691        483,742
    Other operation expenses . . . . . . . . . . . . . . . . . . .       30,894          30,466          121,596        118,550
    Maintenance. . . . . . . . . . . . . . . . . . . . . . . . . .        5,036           4,782           18,705         18,759
    Depreciation and amortization. . . . . . . . . . . . . . . . .        5,270           5,561           22,385         22,229
    Taxes, other than income taxes . . . . . . . . . . . . . . . .        8,330           7,842           60,077         56,102
                                                                       --------        --------       ----------     ----------
                                Total regulated operating expenses       92,807          90,339          798,454        699,382
  Non-Regulated
    Services . . . . . . . . . . . . . . . . . . . . . . . . . . .       30,043          23,427           99,511        102,093
    Gas marketing. . . . . . . . . . . . . . . . . . . . . . . . .       76,726          43,877          265,394        159,105
    Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . .          939           5,346            6,400         10,615
                                                                       --------        --------       ----------     ----------
                                Total operating expenses                200,515         162,989        1,169,759        971,195
                                                                       --------        --------       ----------     ----------
OPERATING INCOME (LOSS). . . . . . . . . . . . . . . . . . . . . .       (2,847)         (1,604)          80,561         79,135
                                                                       --------        --------       ----------     ----------
OTHER INCOME AND (INCOME DEDUCTIONS) - NET . . . . . . . . . . . .          179              76            3,581          1,050
                                                                       --------        --------       ----------     ----------

INTEREST CHARGES:
  Interest on long-term debt . . . . . . . . . . . . . . . . . . .        6,174           4,814           22,010         20,169
  Interest on long-term debt to unconsolidated affiliate trust . .          890             866            3,516          2,743
  Other interest charges . . . . . . . . . . . . . . . . . . . . .          585             862            3,234          3,974
                                                                       --------        --------       ----------     ----------
                                Total interest charges                    7,649           6,542           28,760         26,886
                                                                       --------        --------       ----------     ----------
INCOME (LOSS) BEFORE INCOME TAXES. . . . . . . . . . . . . . . . .      (10,317)         (8,070)          55,382         53,299
INCOME TAX EXPENSE (BENEFIT) . . . . . . . . . . . . . . . . . . .       (4,510)         (3,983)          19,264         18,652
                                                                       --------        --------       ----------     ----------
NET INCOME (LOSS). . . . . . . . . . . . . . . . . . . . . . . . .       (5,807)         (4,087)          36,118         34,647
DIVIDENDS ON REDEEMABLE PREFERRED STOCK - LACLEDE GAS. . . . . . .           15              15               62             62
                                                                       --------        --------       ----------     ----------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK . . . . . . . . . . .     $ (5,822)       $ (4,102)      $   36,056     $   34,585
                                                                       ========        ========       ==========     ==========

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING. . . . . . . . . . . .       20,980          19,080           19,783         19,022
BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK. . . . . . . . . .     $  (0.28)       $  (0.21)      $     1.82     $     1.82
DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK. . . . . . . . .     $  (0.28)       $  (0.21)      $     1.82     $     1.82

CERTAIN PRIOR-PERIOD AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM TO CURRENT-YEAR PRESENTATION.
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